Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of ESC Medical Systems Ltd. on Form S-8 of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K of ESC Medical Systems Ltd. for the year ended December 31, 2000.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
July 23, 2001